                                                                   EXHIBIT 99.d2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

This Agreement  (hereinafter  referred to as the "Assignment") is made effective as of 12:04 a.m.  eastern  standard  time on January  1,  2005,  by and  between
AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC., a Delaware corporation (ACIM) and
AMERICAN  CENTURY GLOBAL  INVESTMENT  MANAGEMENT,  INC., a Delaware  corporation
(ACGIM),  and AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland  corporation
(Corporation).

WHEREAS,  ACIM  entered  into  that  certain  Amended  and  Restated  Management
Agreement,  dated as of  August 1, 2004  (the  Management  Agreement),  with the
Corporation  that  designates  ACIM as the investment  manager for each class of each series of shares of the Corporation as of the date thereof,  and each class of each  subsequent  series of shares of the  Corporation  that the  Corporation selects ACIM to manage;

WHEREAS, ACIM recently formed ACGIM as a wholly owned subsidiary of ACIM as part of a corporate  restructuring,  and now the parties  hereto desire to assign the
Management  Agreement,  as it relates to the investment management of each class of those  series of shares of the  Corporation  listed on SCHEDULE A hereto (the
Funds), to ACGIM;

WHEREAS, the assignment of the Management Agreement by ACIM to ACGIM pursuant to this  Assignment will not result in (a) a change of actual control or management of the investment  adviser to the Funds,  (b) a material change in the nature or the level of actual investment advisory and administrative  services provided to the Funds,  (c) a change in the investment  management  personnel who manage the
Funds, and, therefore,  is not an assignment for purposes of section 15(a)(4) of the Investment Company Act of 1940;

NOW,  THEREFORE,  IN CONSIDERATION of the mutual promises and agreements  herein contained, the parties to this Assignment agree as follows:

1.   Effective  January 1, 2005,  ACGIM hereby assumes all rights,  obligations, responsibilities,  and  liabilities of ACIM under the Management  Agreement that relate to the Funds.

2.   Effective  January  1,  2005,  ACIM  is  hereby  released  from  all of its
     obligations,   responsibilities,   and  liabilities  under  the  Management
     Agreement that relate to the Funds.

3.   Effective January 1, 2005, the Management  Agreement,  as it relates to the
     Funds,  shall  have the same  force and  effect as if such  agreement  were executed by ACGIM.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  Assignment  to be executed by their  respective duly authorized  officers as of the effective date above-written.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:  /s/ Jon Zindel
     -------------------------------------------------

Title: Vice President
       -----------------------------------------------

AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.

By:  /s/ Jon W. Zindel
     -------------------------------------------------

Title: Vice President
       -----------------------------------------------

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

By:  /s/ Maryanne L. Roepke
     -------------------------------------------------

Title: Senior Vice President
       -----------------------------------------------

                                                                      SCHEDULE A
                                                                      ----------
                                            (Assignment and Assumption Agreement
                                                          dated January 1, 2005)

THE FUNDS:
---------

     Emerging Markets

     Global Growth Fund

     International Discovery Fund

     International Growth Fund

     International Opportunities Fund

     Life Sciences Fund